EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2012 with respect to the financial statements and supplemental schedule included in the Annual Report of GrafTech International Holdings Inc. Savings Plan on Form 11-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of GrafTech International Ltd. (formerly UCAR International Inc.) on Forms S-8 (File No. 333-135388, effective June 28, 2006 and File No. 333-172837, effective March 15, 2011).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
June 28, 2012